Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 and S-8 (Nos. 33-9563, 33-9986, 33-18262, 33-20997, 33-27209, 33-31687, 33-48707, 33-57886, 33-60487, 333-09367, 333-47961, 333-48153, 333-76715, 333-76717, 333-76765, 333-40818 and 333-40824) of Owens Corning of our report dated June 28, 2004 relating to the financial statements of Owens Corning Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Toledo, Ohio

June 28, 2004